EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 14, 2007, accompanying the consolidated financial statements and schedule (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the Company’s adoption of Statement No. 123 (revised 2004)), and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of FARO Technologies, Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of FARO Technologies, Inc. on Form S-3 (File No. 333-124021, effective April 21, 2005 and File No. 333-121919, effective January 14, 2005) and Forms S-8 (File No. 333-125021, effective May, 18, 2005, File No. 333-41115, effective November 26, 1997, File No. 333-41125, effective November 26, 1997, File No. 333-41131, effective November 26, 1997 and File No. 333-41135, effective, November 26, 1997).

/s/ GRANT THORNTON LLP

Orlando, Florida

March 14, 2007